UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2011
STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)

1333 South Clearview Parkway Jefferson, Louisiana (Address of principal executive offices)	70121 (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers
     (c) On January 28, 2011, Stewart Enterprises, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Report”) to announce certain management changes, including the appointment of Thomas M. Kitchen as the Company’s next President and Chief Executive Officer and Mr. Lewis J. Derbes, Jr. as the Company’s next Chief Financial Officer, with each such appointment to be effective as of April 7, 2011. Mr. Kitchen, who currently serves as the Company’s Senior Executive Vice President and Chief Financial Officer, is also currently a director of the Company, and has been re-nominated for election at the annual meeting to another one-year term. Mr. Derbes currently serves as the Company’s Senior Vice President of Finance, Secretary and Treasurer, and will continue to serve as the Company’s Senior Vice President, Secretary, and Treasurer.
     This Amendment to the Initial Report is being filed pursuant to instruction 2 to Item 5.02 for the sole purpose of amending and supplementing Item 5.02(c) of the Initial Report to reflect equity awards granted to Messrs. Kitchen and Derbes subsequent to the filing of the Initial Report but that were made in connection with their new appointments. The contents of the Initial Report are incorporated by reference herein.
     On January 28, 2011, the compensation committee (the “Committee”) of the Company’s board of directors approved the following equity grants to Messrs. Kitchen and Derbes, in consideration of their new responsibilities. All of these equity grants were made under the Stewart Enterprises, Inc. 2010 Stock Incentive Plan, the general terms and conditions of which are disclosed and described in the Company’s 2010 definitive proxy statement, which is on file with the Securities and Exchange Commission.
     Grants of Options. Mr. Kitchen received options to purchase 70,000 shares of the Company’s Class A common stock and Mr. Derbes received options to purchase 45,000 shares of Class A common stock. For each executive, the options will vest one-fourth per year on December 8 of 2011, 2012, 2013, and 2014. The options were granted at a price of $6.34 per share of Class A common stock and will expire on December 8, 2017.
     Grants of Performance-Based Restricted Stock. The Committee granted Mr. Kitchen 40,000 shares of restricted Class A common stock and Mr. Derbes 22,000 shares of restricted Class A common stock. For each executive, these shares will vest one-third per year on October 31 of 2011, 2012, and 2013, provided that the price of a share of Class A common stock reaches or exceeds certain target prices for a period of at least 20 consecutive trading days during that fiscal year ($7, $8, and $9, for fiscal years 2011, 2012, and 2013, respectively). Any shares that do not vest based on the 2011 or 2012 targets may be carried forward and will vest in the subsequent year if that year’s price target is met. However, any shares that do not vest based on the 2013 targets, including any carried forward from 2011 or 2012, will be forfeited.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
February 2, 2011	/s/ Angela M. Lacour
Angela M. Lacour
Vice President Corporate Controller Chief Accounting Officer